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EXHIBIT 99.1

CONSENT OF PETER D. KINNEAR TO BE NAMED AS A DIRECTOR

        I consent to the use of my name as a Director in the "Management" section in the Registration Statement to be filed by Tronox Incorporated on Form S-1 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein.

/s/ PETER D. KINNEAR Peter D. Kinnear

Dated: October 20, 2005

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  EXHIBIT 99.1
CONSENT OF PETER D. KINNEAR TO BE NAMED AS A DIRECTOR